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                                                                    EXHIBIT 16.1

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                                                      PricewaterhouseCoopers LLP
                                                      203 North LaSalle Street
                                                      Chicago IL 60601-1210
                                                      Telephone (312) 701 5500
                                                      Facsimile (312) 701 6533

February 14, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Click Commerce, Inc. (the "Company") in the section "Change in Independent Accountants" of their Registration Statement on Form S-1 (No. 333- ), which we understand will be filed with the Commission, pursuant to Regulation S-K Item 304. We agree with the statements concerning our Firm in such Form S-1, except we are not in a position to agree or disagree with the Company's statements that:

  1.  The Company engaged KPMG LLP as the Registrant's principal account.

  2.  The decision to change accounts was approved on December 10, 1999.


Very truly yours,


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP